Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-184113, 333-184112, 333-169456, 333-169455, 333-155282, 333-163507, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, 333-145435, and 333-163507) of The Spectranetics Corporation and subsidiaries of our report dated March 15, 2012, with respect to the consolidated financial statements for the years ended December 31, 2011 and 2010, which appears in this Form 10-K.

/s/ EKS&H LLLP

March 13, 2013
Denver, Colorado